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                                                                      Exhibit 32

             CERTIFICATIONS REQUIRED PURSUANT TO 18 U.S.C. . " 1350

      Solely for the purposes of complying with 18 U.S.C. "1350, I, the undersigned President and Chief Executive Officer of Pierre Foods, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended March 6, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ NORBERT E. WOODHAMS
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Norbert E. Woodhams
May 17, 2004

      Solely for the purposes of complying with 18 U.S.C. "1350, I, the undersigned Chief Financial Officer of Pierre Foods, Inc. (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended March 6, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/S/ PAMELA M. WITTERS
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Pamela M. Witters
May 17, 2004